                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 3 to Registration Statement No. 333-83349 of United Parcel Service, Inc. on Form S-4 of our report dated February 8, 1999 (August 16, 1999 as to Note 4) (relating to the consolidated financial statements of United Parcel Service of America, Inc.), appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such proxy statement/prospectus.


/s/ Deloitte & Touche LLP
---------------------
DELOITTE & TOUCHE LLP

Atlanta, Georgia

September 21, 1999

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Amendment No. 3 to Registration Statement No. 333-83349 of United Parcel Service, Inc. on Form S-4 of our report dated July 20, 1999, appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such proxy statement/prospectus.


/s/ Deloitte & Touche LLP
---------------------
DELOITTE & TOUCHE LLP

Atlanta, Georgia

September 21, 1999